                                                                   EXHIBIT 99.11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Real Estate Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 1 to Registration Statement No. 333-36721 of our report dated November 12, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
May 26, 1998